EXHIBIT 21
SUBSIDIARIES OF TIME WARNER INC.
Time Warner maintains over 1,500 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner as of December 31, 2006, that carry on a substantial portion of Time Warner’s lines of business. The names of various consolidated wholly owned subsidiaries have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary.

State or Other
Jurisdiction of
Name	Incorporation
Time Warner Inc. (Registrant)	Delaware
TW AOL Holdings Inc.	Virginia
AOL Holdings LLC	Delaware
AOL LLC	Delaware
Advertising.com, Inc.	Maryland
AOL Online India Private Limited	India
AOL Asia Limited	Hong Kong
AOL Canada, Inc.	Canada
AOL Community, Inc.	Delaware
AOL Deutschland GmbH & Co. KG	Germany
AOL Deutschland Service Operations GmbH & Co. KG	Germany
AOL Enhanced Services LLC	Delaware
AOL Europe Sarl	Luxembourg
AOL Europe Services Sarl	Luxembourg
AOL France SNC	France
AOL Holding Services France SAS	France
AOL Interactive Media India Private Limited	India
AOL Member Services Philippines, Inc.	Philippines
AOL Music Now LLC	Delaware
AOL Nederland BV	Netherlands
AOL Premium Services LLC	Delaware
AOL Services Germany GmbH	Germany
AOL Technologies Ireland Limited	Ireland
AOL (UK) Limited	United Kingdom
CompuServe Interactive Services France SNC	France
CompuServe Interactive Services, Inc.	Delaware
Digital City, Inc.	Delaware
ICQ Ltd.	Israel
InfoInterActive Corp.	Nova Scotia
Lightningcast LLC	Delaware
MapQuest, Inc.	Delaware
Netscape Communications Corporation	Delaware
The Relegence Corporation	Delaware
Tegic Communications, Inc.	Washington

State or Other
Jurisdiction of
Name	Incorporation
Totekasche Holdings, Inc. d/b/a Userplane	Delaware
Wildseed LLC	Washington
Truveo, Inc.	Delaware
WL Acquisition LLC	Delaware
Xdrive, LLC	Delaware
Historic TW Inc.	Delaware
Turner Broadcasting System, Inc.	Georgia
Atlanta National League Baseball Club, Inc.	Georgia
Cable News International, Inc.	Georgia
Cable News Network LP, LLLP	Delaware
CNN America, Inc.	Delaware
CNN Newsource Sales, Inc.	Georgia
Courtroom Television Network LLC	New York
EZGift Certificates, Inc.	Virginia
New Line Cinema Corporation	Delaware
Material Entertainment	United Kingdom (1)
New Line Distribution, Inc.	California
New Line Home Entertainment, Inc.	New York
New Line Productions, Inc.	California
New Line Television, Inc.	California
New Line Theatricals, Inc.	California
Picturehouse Films	New York
Superstation, Inc.	Georgia
TEN Network Holding, Inc.	Delaware
TGN, Inc.	Georgia
The Cartoon Network LP, LLLP	Delaware
Turner Broadcasting System Asia Pacific, Inc.	Georgia
Turner Broadcasting Sales, Inc.	Georgia
Turner Broadcasting System (Holdings) Europe Ltd.	United Kingdom
Turner Broadcasting System International, Inc.	Georgia
Turner Broadcasting System Latin America, Inc.	Georgia
Turner Classic Movies LP, LLLP	Delaware
Turner Entertainment Networks Asia, Inc.	Georgia
Turner Entertainment Networks Inc.	Georgia
Turner Network Sales, Inc.	Georgia
Turner Network Television LP, LLLP	Delaware
Turner Sports, Inc.	Georgia
Time Warner Companies, Inc.	Delaware
American Television and Communications Corporation	Delaware
Time Inc.	Delaware
Bookspan partnership	Delaware (1)
Business 2.0 Media Inc.	Delaware
Entertainment Weekly Inc.	Delaware
Essence Communications Inc.	Delaware
Expansión, S.A. de C.V. (Grupo Editorial Expansión)	Mexico
IPC Group Limited	United Kingdom
Life Inc.	Delaware
Magazine Retail Enterprises Inc.	Delaware
Media Networks, Inc.	Delaware

State or Other
Jurisdiction of
Name	Incorporation
Southern Progress Corporation	Delaware
Leisure Arts, Inc.	Delaware
Oxmoor House, Inc.	Delaware
Sunset Publishing Corporation	Delaware
Synapse Group, Inc.	Delaware (1)
The Parenting Group Inc.	Delaware
This Old House Ventures, Inc.	Delaware
Time Inc. Magazine Company Pty. Ltd.	Australia
Time Canada Ltd.	Canada
Time Consumer Marketing, Inc.	Delaware
Time Customer Service, Inc.	Delaware
Time Direct Ventures LLC	Delaware
Time Distribution Services Inc.	Delaware
Time/Warner Retail Sales & Marketing Inc.	New York
Time Inc. Ventures	Delaware
Time Warner Publishing B.V.	Netherlands
Time4 Media, Inc.	New York
Warner Communications Inc.	Delaware
Castle Rock Entertainment	California
Castle Rock Entertainment, Inc.	Georgia
Courtroom Television Network LLC	New York
DC Comics (partnership)	New York
E.C. Publications, Inc.	New York
Home Box Office, Inc.	Delaware
HBO Services, Inc.	Delaware
Picturehouse Films	New York
Time Warner Cable Inc.	Delaware (1)
Road Runner HoldCo LLC	Delaware
Time Warner Cable LLC	Delaware
Time Warner Cable San Antonio, L.P.	Delaware
TW NY Cable Holdings Inc.	Delaware
Time Warner NY Cable LLC	Delaware
Time Warner Entertainment Company, L.P.	Delaware

State or Other
Jurisdiction of
Name	Incorporation
Time Warner Entertainment Advance/Newhouse Partnership	New York (1)
TW UK Holdings Inc.	Delaware
Time Warner Entertainment Limited	United Kingdom
TW Ventures Inc.	Delaware
Warner Bros. (F.E.) Inc.	Delaware
Warner Bros. (South) Inc.	Delaware
Warner Bros. Entertainment Inc.	Delaware
Burbank Television Enterprises LLC	Delaware
Telepictures Production Inc.	Delaware
Warner Bros. International Television Distribution Inc.	Delaware
Warner Bros. Television Distribution Inc.	Delaware
Time Warner Entertainment Australia Pty Limited	Australia
Warner Bros. Home Entertainment Inc.	Delaware
Warner Bros. Animation Inc.	Delaware
Warner Bros. Enterprises LLC	Delaware
Warner Bros. Consumer Products Inc.	Delaware
Warner Independent Pictures Inc.	Delaware
Warner Bros. International Cinemas Inc.	Delaware
Warner Bros. Online Inc.	Delaware
Warner Bros. Interactive Entertainment Inc.	Delaware
Monolith Productions Inc.	Washington
Warner Bros. Technical Operations Inc.	Delaware
WB Studio Enterprises Inc.	Delaware
Warner Bros. Entertainment Canada Inc.	Canada
Warner Bros. Entertainment GmbH	Germany
Warner Bros. Entertainment Espana S.L.	Spain
Warner Bros. France S.A.	France
Warner Horizon Television Inc.	Delaware
Warner Bros. (Korea) Inc.	Korea
Warner Bros. Theatrical Enterprises LLC	Delaware
Warner Bros. Distributing Inc.	Delaware
Warner Entertainment Japan Inc.	Japan
Warner Village Cinemas S.p.A.	Italy (1)
WB Communications Inc.	Delaware
The CW Network LLC	California (1)
WTTA Incorporated	Delaware
Hanna-Barbera Entertainment Co., Inc.	California
Turner Entertainment Co.	Delaware
Time Warner International Finance Limited	United Kingdom
Time Warner Realty Inc.	Delaware

(1)	Less than 100% owned